Exhibit 99.1

Synaptics Reports Results for Second Quarter Fiscal 2017

•	Revenue of $461.3 million

•	GAAP net income per diluted share of $0.64

•	Non-GAAP net income per diluted share of $1.49, including tax rate benefit of $0.11 per diluted share

•	Strong contributions from TDDI and fingerprint; introduced OLED DDIC and optical fingerprint solutions

San Jose, CA – January 26, 2017 – Synaptics Incorporated (NASDAQ: SYNA), the leading developer of human interface solutions, today reported financial results for its second fiscal quarter ended December 31, 2016.

Net revenue for the second quarter of fiscal 2017 increased 19 percent sequentially and declined 2 percent from the comparable quarter last year to $461.3 million. GAAP net income for the second quarter of fiscal 2017 increased $19.1 million sequentially from $3.7 million and decreased 35 percent from the prior year period to $22.8 million, or $0.64 per diluted share.

Non-GAAP net income for the second quarter of fiscal 2017 increased 56 percent sequentially and declined 11 percent from the prior year period to $53.4 million, or $1.49 per diluted share. This includes benefit of $0.11 per diluted share for the reduction of the year-to-date non-GAAP tax rate in the second quarter. (See below under the heading “Use of Non-GAAP Financial Information” and the attached table for a description and a reconciliation of GAAP to non-GAAP financial measures.)

“We are pleased to report solid results for the second fiscal quarter,” stated Rick Bergman, President and CEO. “We saw several positive developments during the period including continued traction for our TDDI and fingerprint sensing solutions; the expansion of our biometrics portfolio with optical technology and our multi-factor biometric fusion engine; the introduction of our first display driver solution for OLED-based smartphones, which is now sampling to customers; and significant progress towards our in-display integration roadmap. We are benefitting from the investments we have made in key growth areas, strengthening our market leading position and expanding our customer base.”

Second Quarter 2017 Business Metrics

•	Revenue mix from mobile and PC products was approximately 86 percent and 14 percent respectively. Fingerprint products have been classified according to type of device.

•	Revenue from mobile products of $397.5 million was up 20 percent sequentially and down 3 percent year-over-year. Mobile products revenue includes all touchscreen, display driver, and applicable fingerprint products.

•	Revenue from PC products totaled $63.8 million, a sequential increase of 16 percent and an increase of 2 percent year-over-year, and includes applicable fingerprint products.

Wajid Ali, CFO, added, “Considering our backlog of $264 million entering the March quarter, subsequent bookings, customer forecasts and product sell-in and sell-through timing patterns, and the resulting expected product mix, we anticipate revenue for the third quarter of fiscal 2017 to be in the range of $410 to $450 million. We expect the revenue mix from mobile and PC products to be approximately 87 percent and 13 percent, respectively.”

Cash at December 31, 2016 was $347 million. In the second quarter of fiscal 2017, the company generated $52 million from operations.

Earnings Call Information

The Synaptics second quarter fiscal 2017 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Thursday, January 26, 2017, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-723-6751 (conference ID: 9147499) at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Website at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, and biometrics products is built on the company’s rich R&D, extensive IP and dependable supply chain capabilities. With solutions designed for mobile, PC and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Join Synaptics on Twitter, LinkedIn, and Facebook, or visit www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition related costs, and certain other non-cash or recurring and non-recurring items the company doesn’t believe are indicative of its core operating performance as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition related costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 25, 2016, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this release.

For more information contact:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In millions except share data)

(Unaudited)

	December 31, 2016	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$347.2	$352.2
Accounts receivables, net of allowances of $3.8 and $3.7, respectively	259.7	252.6
Inventories	159.7	146.4
Prepaid expenses and other current assets	38.6	28.9

Total current assets	805.2	780.1
Property and equipment at cost, net	115.1	112.7
Goodwill	206.8	206.8
Purchased intangibles, net	129.1	160.3
Non-current other assets	46.3	40.3

Total assets	$1,302.5	$1,300.2

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$168.7	$172.8
Accrued compensation	33.8	39.9
Income taxes payable	9.4	11.5
Acquisition-related liabilities	8.7	25.5
Other accrued liabilities	93.3	82.3
Current portion of long-term debt	15.0	18.8

Total current liabilities	328.9	350.8
Long-term debt	209.7	216.7
Non-current portion of acquisition-related liabilities	5.5	6.2
Deferred tax liabilities	4.2	9.0
Other long-term liabilities	13.9	12.5

Total liabilities	562.2	595.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 60,129,621 and 59,532,148 shares issued, and 35,301,551 and 35,212,141 shares outstanding, respectively	0.1	0.1
Additional paid in capital	964.2	928.6
Less: 24,828,070 and 24,320,007 treasury shares, respectively, at cost	(917.3)	(892.3)
Accumulated other comprehensive income	1.5	3.3
Retained earnings	691.8	665.3

Total stockholders’ equity	740.3	705.0

Total liabilities and stockholders’ equity	$1,302.5	$1,300.2

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Net revenue	$461.3	$470.5	$847.5	$940.5
Acquisition related costs (1)	12.0	14.1	24.2	28.6
Cost of revenue	310.6	291.2	561.2	582.9

Gross margin	138.7	165.2	262.1	329.0
Operating expenses
Research and development	73.5	78.6	146.9	159.1
Selling, general, and administrative	32.3	41.0	66.9	81.2
Acquisition related costs, net (2)	2.4	0.3	6.9	7.7
Restructuring costs (3)	1.7	—	7.0	1.9

Total operating expenses	109.9	119.9	227.7	249.9

Operating income	28.8	45.3	34.4	79.1
Interest and other income/(expense), net	0.6	(0.8)	(0.3)	(1.6)

Income before provision for income taxes	29.4	44.5	34.1	77.5
Provision for income taxes	6.6	9.5	7.6	18.7

Net income	$22.8	$35.0	$26.5	$58.8

Net income per share:
Basic	$0.65	$0.96	$0.76	$1.61

Diluted	$0.64	$0.93	$0.74	$1.55

Shares used in computing net income per share:
Basic	35.1	36.4	35.0	36.6

Diluted	35.9	37.7	35.7	38.0

(1)	These acquisition related costs consist primarily of amortization of acquired intangible assets associated with acquisitions.
(2)	These acquisition related costs, net consist primarily of changes in contingent consideration and amortization associated with certain acquired intangible assets.
(3)	Restructuring costs primarily include severance costs and facility consolidation costs associated with operational restructurings.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In millions except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
GAAP gross margin	$138.7	$165.2	$262.1	$329.0
Acquisition related costs	12.0	14.1	24.2	28.6
Share-based compensation	0.6	0.4	1.1	0.8

Non-GAAP gross margin	$151.3	$179.7	$287.4	$358.4

GAAP gross margin - percentage of revenue	30.1%	35.1%	30.9%	35.0%
Acquisition related costs - percentage of revenue	2.5%	3.0%	2.8%	3.0%
Share-based compensation - percentage of revenue	0.1%	0.1%	0.1%	0.1%

Non-GAAP gross margin - percentage of revenue	32.8%	38.2%	33.9%	38.1%

GAAP research and development expense	$73.5	$78.6	$146.9	$159.1
Share-based compensation	(8.5)	(7.5)	(16.3)	(14.0)

Non-GAAP research and development expense	$65.0	$71.1	$130.6	$145.1

GAAP selling, general, and administrative expense	$32.3	$41.0	$66.9	$81.2
Share-based compensation	(6.5)	(6.1)	(12.8)	(11.1)

Non-GAAP selling, general, and administrative expense	$25.8	$34.9	$54.1	$70.1

GAAP operating income	$28.8	$45.3	$34.4	$79.1
Acquisition related costs	14.4	14.4	31.1	36.3
Share-based compensation	15.6	14.0	30.2	25.9
Restructuring costs	1.7	—	7.0	1.9

Non-GAAP operating income	$60.5	$73.7	$102.7	$143.2

GAAP net income	$22.8	$35.0	$26.5	$58.8
Acquisition related costs	14.4	14.4	31.1	36.3
Share-based compensation	15.6	14.0	30.2	25.9
Restructuring costs	1.7	—	7.0	1.9
Other non-cash items, net	(1.6)	(0.2)	(1.7)	(0.4)
Tax adjustments	0.5	(2.9)	(5.5)	(5.3)

Non-GAAP net income	$53.4	$60.3	$87.6	$117.2

GAAP net income per share - diluted	$0.64	$0.93	$0.74	$1.55
Acquisition related costs	0.40	0.38	0.87	0.95
Share-based compensation	0.44	0.37	0.84	0.68
Restructuring costs	0.05	—	0.20	0.05
Other non-cash items, net	(0.05)	—	(0.05)	(0.01)
Tax adjustments	0.01	(0.08)	(0.15)	(0.14)

Non-GAAP net income per share - diluted	$1.49	$1.60	$2.45	$3.08

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended December 31,
	2016	2015
Net Income	$26.5	$58.8
Non-cash operating items	71.6	71.9
Changes in working capital	(45.7)	(23.9)

Provided by operations	52.4	106.8

Fixed asset & intangible asset purchases	(20.3)	(19.5)
Proceeds from sales and maturities of investments	7.5	0.6
Investment in direct financing lease	(15.8)	—

Used in investing	(28.6)	(18.9)

Treasury shares purchased	(25.0)	(125.0)
Equity compensation, net	9.4	13.0
Debt related, net	(11.3)	(4.1)

Used in financing	(26.9)	(116.1)

Effect of exchange rate changes on cash and cash equivalents	(1.9)	0.3

Net change in cash and cash equivalents	(5.0)	(27.9)

Cash and cash equivalents at beginning of period	352.2	399.9

Cash and cash equivalents at end of period	$347.2	$372.0

Cash paid for taxes	$15.8	$25.8

Cash refund on taxes	$9.9	$10.8